                                                                   EXHIBIT 23(E)



                         CONSENT OF PIPER JAFFRAY INC.


     We hereby consent to the use of our name in the Proxy Statement-Prospectus of Firstar Corporation and Investors Bank Corp. forming part of the Registration Statement on Form S-4 of Firstar Corporation and to the inclusion of our opinion as Appendix C to such Joint Proxy Statement-Prospectus.

     In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.


                                                              PIPER JAFFRAY INC.



Minneapolis, Minnesota
February 6, 1995